Exhibit 99.1

TripAdvisor Reports Third Quarter 2012 Financial Results

NEWTON, MA, November 1, 2012 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel site, today reported financial results for the third quarter ended September 30, 2012.

•	Revenue for the third quarter increased to $212.7 million, up 8% quarter-over-quarter and up 18% year-over-year

•	Net income for the third quarter increased 12% quarter-over-quarter and increased 9% year-over-year to $59.4 million, or $0.41 per diluted share

•	Non-GAAP net income for the third quarter increased 12% quarter-over-quarter and 12% year-over-year to $65.8 million, or $0.46 per diluted share

•	Adjusted EBITDA for the third quarter increased 10% quarter-over-quarter and 15% year-over-year to $107.1 million, or 50% of revenue

•	Cash flow from operations for the third quarter increased 24% quarter-over-quarter and decreased 2% year-over-year to $76.5 million, or 36% of revenue

•	Free cash flow for the third quarter increased 24% quarter-over-quarter and decreased 4% year-over-year to $69.1 million, or 32% of revenue

“As we drive continued traffic and content growth on a global scale, we are making wonderful strides to enhance the TripAdvisor experience for both our traveler community and our advertising partners alike,” said Steve Kaufer, President and CEO of TripAdvisor. “These efforts, and TripAdvisor’s record third quarter financial performance, put us squarely on track to meet our 2012 objectives.”

Discussion of Third Quarter 2012 Results

Revenue for the third quarter of 2012 was $212.7 million, an increase of $31.9 million, or 18%, compared to the third quarter of 2011.

•

Click-based advertising – Revenue from click-based advertising totaled $168.0 million for the third quarter of 2012, an increase of 15% compared to the third quarter of 2011. Click-based advertising revenue represented 79% of total revenue in the third quarter of 2012, compared to 81% in the third quarter of 2011.

•

Display-based advertising – Revenue from display-based advertising totaled $23.6 million for the third quarter of 2012, an increase of 12% compared to the third quarter of 2011. Display-based advertising revenue represented 11% of total revenue in the third quarter of 2012, compared to 11% in the third quarter of 2011.

•

Subscription and other – Revenue from subscription and other totaled $21.1 million for the third quarter of 2012, an increase of 53% compared to the third quarter of 2011. Subscription and other revenue represented 10% of total revenue in the third quarter of 2012, compared to 8% in the third quarter of 2011.

For the third quarter of 2012, U.S. revenue totaled $105.6 million, and represented 50% of total revenue, compared to 53% in the third quarter of 2011.

Revenue from the U.K. totaled $30.4 million, and represented 14% of total revenue for the third quarter of 2012, compared to 16% in the third quarter of 2011. Revenue from the rest of the world totaled $76.7 million, and represented 36% of total revenue for the third quarter of 2012, compared to 31% in the third quarter of 2011. Click-based advertising revenue and Display-based advertising revenue by geography are measured by the point-of-sale on which the transaction occurs.

Related-party revenue from Expedia increased 2% quarter-over-quarter and decreased 6% year-over-year to $56.9 million.

GAAP net income for the third quarter of 2012 was $59.4 million, or $0.41 per diluted share, compared to GAAP net income of $54.3 million, or $0.41 per diluted share, for the third quarter of 2011. For the third quarter ended September 30, 2011, we computed diluted earnings per share using the number of shares of common stock and Class B common stock outstanding immediately following the spin-off from Expedia, as no TripAdvisor equity awards were outstanding prior to the spin-off.

Adjusted EBITDA for the third quarter of 2012 was $107.1 million, and Adjusted EBITDA margin was 50%, compared to Adjusted EBITDA of $93.3 million and Adjusted EBITDA margin of 52% for the third quarter of 2011.

Cash flow from operating activities for the third quarter 2012 was $76.5 million, a decrease of $1.4 million, or 2%, compared to the third quarter of 2011. Free cash flow for the third quarter of 2012 was $69.1 million, a decrease of 4% compared to the third quarter of 2011.

As of September 30, 2012, cash and cash equivalents were $548.4 million.

Other Third Quarter 2012 and Recent Business Highlights

•

TripAdvisor’s travel community averaged more than 57 million monthly unique visitors for the quarter ended September 30, 2012, according to comScore. At over 10% of the world’s monthly unique visitors in online travel, TripAdvisor remains the largest travel website in the world.

•

TripAdvisor content collection on approximately 650,000 hotels and accommodations, 980,000 restaurants and 220,000 attractions in more than 120,000 destinations throughout the world accelerated during the third quarter to more than 60 pieces per minute.

•

TripAdvisor announced a content syndication and review collection partnership with Wyndham Hotel Group as well as a content syndication agreement with Best Western and now has more than 500 content syndication partnerships with major travel brands throughout the world.

•

TripAdvisor averaged more than 34 million monthly Facebook visitors to its website and Facebook app during the third quarter, according to AppData, and now has more than 36 million marketable members, according to company logs.

•

TripAdvisor reached more than 26 million downloads of its TripAdvisor, City Guides and SeatGuru mobile apps and average unique monthly visitors via mobile devices grew over 130% year over year to more than 35 million for the quarter ended September 30, 2012, according to company logs.

•	Subsequent to the end of the quarter, TripAdvisor announced the acquisition of travel inspiration site, Wanderfly.

Conference Call

TripAdvisor will host a conference call today, November 1, 2012 at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s third quarter 2012 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 if domestic, (404) 537-3406 if international, and enter the pass code 28775719) until November 8, 2012 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world’s largest travel site,* enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, with more than 60 million unique monthly visitors*, and over 75 million reviews and opinions. The sites operate in 30 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 19 other travel media brands, and together the sites attract more than 74 million unique monthly visitors.** TripAdvisor, Inc.’s travel media brands include www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.onetime.com, www.seatguru.com, www.sniqueaway.com, www.smartertravel.com, www.tingo.com, www.travel-library.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and www.kuxun.cn.

*	Source: comScore Media Metrix for TripAdvisor Sites, Worldwide, July 2012
**	Source: comScore Media Metrix for TripAdvisor, Inc. and its subsidiaries, Worldwide, July 2012

© 2012 TripAdvisor, Inc. All rights reserved.

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$155,835	$141,408	$120,384	$429,370	$325,705
Related-party revenue from Expedia	56,875	55,740	60,417	164,203	173,560

Total revenues	212,710	197,148	180,801	593,573	499,265
Costs and expenses:
Cost of revenue	2,876	2,926	3,227	8,536	8,193
Selling and marketing (1)	67,647	64,243	60,349	199,279	157,229
Technology and content (1)	23,535	21,574	14,748	62,950	41,216
General and administrative (1)	20,056	18,252	9,194	54,562	25,332
Related-party shared services fee to Expedia	—	—	1,980	—	5,940
Depreciation	5,037	4,715	4,630	14,033	13,246
Amortization of intangible assets	1,310	1,760	2,394	4,909	5,643
Spin-off costs	—	—	2,211	—	3,265

Total costs and expenses:	120,461	113,470	98,733	344,269	260,064
Operating income	92,249	83,678	82,068	249,304	239,201
Total other expense, net	(1,439)	(6,944)	(2,590)	(10,619)	(853)

Income before income taxes	90,810	76,734	79,478	238,685	238,348
Provision for income taxes	(31,275)	(23,569)	(25,185)	(77,814)	(82,574)

Net income	59,535	53,165	54,293	160,871	155,774
Net (income) loss attributable to non-controlling interest	(175)	(146)	21	(381)	(118)

Net income attributable to TripAdvisor Inc	$59,360	$53,019	$54,314	$160,490	$155,656

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.42	$0.38	$0.41	$1.16	$1.17

Diluted	$0.41	$0.37	$0.41	$1.14	$1.17

Weighted average common shares outstanding:
Basic	142,342,040	139,277,792	133,461,019	138,457,804	133,461,019
Diluted	143,656,985	141,736,894	133,461,019	140,517,184	133,461,019

(1) Includes stock-based compensation as follows:
Selling and marketing	$1,184	$923	$568	$3,185	$1,962
Technology and content	3,187	2,426	750	7,125	2,277
General and administrative	4,092	3,419	719	9,613	2,240

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$548,372	$183,532
Accounts receivable, net of allowance for doubtful accounts of $2,482 and $5,370 at September 30, 2012 and December 31, 2011, respectively	103,080	67,936
Receivable from Expedia, net	32,549	14,081
Deferred income taxes, net	6,648	6,494
Prepaid expenses and other current assets	8,934	6,279

Total current assets	699,583	278,322
Long-term assets:
Property and equipment, net	41,133	34,754
Other long-term assets	10,483	11,888
Intangible assets, net	39,399	44,030
Goodwill	468,685	466,892

Total long-term assets	559,700	557,564

Total Assets	$1,259,283	$835,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,421	$12,097
Deferred revenue	30,014	19,395
Credit facility borrowings	29,483	26,734
Borrowings, current	35,000	20,000
Taxes payable	14,945	17,229
Accrued expenses and other current liabilities	47,662	31,075

Total current liabilities	177,525	126,530
Deferred income taxes, net	13,399	16,004
Borrowings, net of current portion	350,000	380,000
Other	29,715	19,815
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	130	121
Authorized shares: 1,600,000,000
Shares issued and outstanding: 129,560,833 and 120,661,808
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	526,397	293,744
Retained earnings	162,859	2,369
Accumulated other comprehensive loss	(755)	(2,710)

Total stockholders’ equity	688,644	293,537

Total Liabilities and Stockholders’ Equity	$1,259,283	$835,886

TripAdvisor, Inc.

Consolidated and Combined Statement of Cash Flows

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating activities:
Net income	$59,535	$53,165	54,293	$160,871	$155,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	5,037	4,715	4,630	14,033	13,246
Stock-based compensation	8,463	6,768	2,037	19,923	6,479
Amortization of intangible assets	1,310	1,760	2,394	4,909	5,643
Amortization of deferred financing costs	208	211	—	683	—
Deferred tax benefit	487	(45)	—	413	(174)
Excess tax benefits from stock-based compensation	(178)	(328)	(220)	(2,189)	(1,651)
Provision for doubtful accounts	(284)	(863)	21	(1,584)	601
Foreign exchange (gain) loss on cash and cash equivalents, net	(544)	2,812	602	1,779	(16)
Other	(488)	472	1,437	21	215
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,006)	2,185	3,670	(32,461)	(21,480)
Related parties	8,856	(7,951)	—	(25,500)	—
Prepaid expenses and other current assets	(6)	(726)	(249)	(1,885)	(1,774)
Accounts payable	(8,935)	5,732	5,985	8,877	18,214
Taxes payable	(2,712)	(10,588)	2,064	(4,534)	6,608
Accrued expenses and other current liabilities	7,894	4,333	1,010	14,190	2,935
Deferred revenue	2,815	106	176	10,383	7,101

Net cash provided by operating activities	76,452	61,758	77,850	167,929	191,721
Investing activities:
Acquisitions, net of cash acquired	—	—	(3,001)	—	(7,894)
Capital expenditures, including internal-use software and website development	(7,338)	(5,910)	(5,605)	(20,587)	(16,029)
Distribution proceeds from Expedia, Inc. related to Spin-Off	—	—	—	7,028	—
Transfers to Expedia Inc., net	—	—	(13,888)	—	(104,013)
Maturity of short-term investments	—	—	20,356	—	20,356

Net cash used in investing activities	(7,338)	(5,910)	(2,138)	(13,559)	(107,580)
Financing activities:
Acquisitions funded by Expedia, Inc.	—	—	—	—	5,135
Proceeds from credit facility	5,171	4,734	1,539	12,798	4,321
Payments to credit facility	—	—	—	(10,000)	—
Principal payments on long-term debt	(5,000)	(5,000)	—	(15,000)	—
Proceeds from exercise of stock options and warrants	482	216,843	—	226,251	—
Payment of minimum withholding taxes on RSU vesting	(654)	(76)	—	(3,689)	—
Excess tax benefits from stock-based compensation	178	328	220	2,189	1,651

Net cash provided by financing activities	177	216,829	1,759	212,549	11,107
Effect of exchange rate changes on cash and cash equivalents	840	(3,061)	(815)	(2,079)	(1)

Net increase in cash and cash equivalents	70,131	269,616	76,656	364,840	95,247
Cash and cash equivalents at beginning of period	478,241	208,625	111,724	183,532	93,133

Cash and cash equivalents at end of period	$548,372	$478,241	$188,380	$548,372	$188,380

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income and Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are supplemental measures to GAAP and are defined by the Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options and warrants per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as operating income (loss), excluding depreciation of property and equipment, which includes internal use software and website development, amortization of intangible assets, stock-based compensation and non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. The Company defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Non-GAAP operating expenses:
GAAP Selling and marketing	$67,647	$64,243	$60,349	$199,279	$157,229
Subtract: Stock-based compensation expense	1,184	923	568	3,185	1,962

Non-GAAP Selling and marketing	$66,463	$63,320	$59,781	$196,094	$155,267

GAAP Technology and content	$23,535	$21,574	$14,748	$62,950	$41,216
Subtract: Stock-based compensation expense	3,187	2,426	750	7,125	2,277

Non-GAAP Technology and content	$20,348	$19,148	$13,998	$55,825	$38,939

GAAP General and administrative	$20,056	$18,252	$9,194	$54,562	$25,332
Add: Related-party shared services fee	—	—	1,980	—	5,940
Subtract: Stock-based compensation expense	4,092	3,419	719	9,613	2,240

Non-GAAP General and administrative	$15,964	$14,833	$10,455	$44,949	$29,032

Non-GAAP net income and net income per share:
GAAP net income	$59,360	$53,019	$54,314	$160,490	$155,656
Add: Stock based compensation expense	8,463	6,768	2,037	19,923	6,479
Add: Amortization of intangible assets	1,310	1,760	2,394	4,909	5,643
Add: Spin off Costs	—	—	2,211	—	3,265
Subtract: Income tax effect of Non-GAAP adjustments (1)	3,366	2,619	2,105	8,095	5,330

Non-GAAP net income	$65,767	$58,928	$58,851	$177,227	$165,713

GAAP diluted shares	143,656,985	141,736,894	133,461,019	140,517,184	133,461,019
Add: Additional restricted stock units	560,786	598,639	—	604,793	—

Non-GAAP diluted shares	144,217,771	142,335,533	133,461,019	141,121,977	133,461,019

GAAP net income per diluted share	$0.41	$0.37	$0.41	$1.14	$1.17
Non-GAAP net income per diluted share	0.46	0.41	0.44	1.26	1.24
Adjusted EBITDA:
Operating Income	$92,249	$83,678	$82,068	$249,304	$239,201
Add: Depreciation and amortization	6,347	6,475	7,024	18,942	18,889
Add: Stock-based compensation expense	8,463	6,768	2,037	19,923	6,479
Spin off Costs	—	—	2,211	—	3,265

Adjusted EBITDA	$107,059	$96,921	$93,340	$288,169	$267,834

Divide by:
Revenue	$212,710	$197,148	$180,801	$593,573	$499,265

Adjusted EBITDA margin	50.3%	49.2%	51.6%	48.5%	53.6%

Free Cash Flow:
Net cash provided by operating activities	$76,452	$61,758	$77,850	$167,929	$191,721
Subtract: Capital expenditures	7,338	5,910	5,605	20,587	16,029

Free cash flow	$69,114	$55,848	$72,245	$147,342	$175,692

(1)	Represents the reduction in the income tax benefit recorded for the three and nine months ended September 30, 2012 based on our effective tax rate for the three and nine months ended September 30, 2012, respectively. The non-GAAP adjustments impact on the provision for income taxes recorded for the three and nine months ended September 30, 2012 is immaterial.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, expectations relating to the impact of the Company’s recently announced partnership deals with several leading vacation rental websites, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the Company’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com